Exhibit 99.1

FOR RELEASE AT 7AM ET

ENTEGRIS’ STRONG FOURTH-QUARTER CAPS RECORD YEAR

•	Record fourth-quarter revenue of $350.6 million grew 14 percent from prior year

•	GAAP loss per diluted share of $0.20 reflected the one-time impacts of U.S. tax reform; and non-GAAP earnings per diluted share of $0.42 grew 75 percent from prior year

•	Fiscal 2017 revenue of $1.34 billion increased 14 percent

•	Fiscal 2017 GAAP earnings per diluted share were $0.59; and non-GAAP earnings per diluted share reached $1.44

BILLERICA, Mass., February 6, 2018 - Entegris, Inc. (NasdaqGS: ENTG), a leader in specialty chemicals and advanced materials solutions for the microelectronics industry, today reported its financial results for the Company’s fourth quarter and fiscal year ended December 31, 2017.
The Company reported sales of $1.3 billion for fiscal 2017, an increase of 14 percent from the prior year. Net income for the year was $85.1 million, or $0.59 per diluted share, which included amortization of intangible assets of $44.0 million, asset impairment charges of $13.2 million, $2.7 million of severance expenses, $20.7 million related to the refinancing of senior notes, and $66.7 million related to the effects of the Tax Cuts and Jobs Act. In the prior year, net income was $97.1 million, or $0.68 per diluted share, which included amortization of intangible assets of $44.3 million, asset impairment charges of $5.8 million, and $2.4 million of severance expenses. Non-GAAP net income for fiscal 2017 was $206.3 million, or $1.44 per diluted share, which increased from $132.8 million, or $0.94 per diluted share, in the prior year.
Fourth-quarter sales were $350.6 million, an increase of 14 percent from the same quarter last year and 1 percent higher sequentially. Fourth-quarter net loss was $28.3 million, or $0.20 per diluted share, which included amortization of intangible assets of $11.0 million, $20.7 million related to the refinancing of senior notes, and $66.7 million related to the effects of the Tax Cuts and Jobs Act. Non-GAAP net income was $59.7 million, or $0.42 per diluted share, which compared to $34.3 million, or $0.24 per diluted share, in the same quarter a year ago. In the fourth quarter of 2017, the Company generated cash from operations less capital expenditures, or free cash flow, of $60.1 million.
Bertrand Loy, president and chief executive officer, said: “The fourth quarter marked our fifth consecutive record quarter, capping the most successful year in Entegris’ 51-year history. We grew fiscal 2017 sales 14 percent to $1.3 billion, achieving growth across all three divisions, driven by demand for our solutions in advanced memory, logic, and mainstream semiconductor production. We were very pleased with the quality of execution by the Entegris teams around the world. We delivered on our commitment to grow our bottom line at twice the rate of our top line, increasing our adjusted EBITDA by 35 percent to a record high of $357 million, or 26.6 percent of sales for the year. This strong cash flow is allowing us to create significant value through a balanced capital allocation strategy consisting of internal growth investments, strategic acquisitions, and returning available cash to shareholders through dividends and share repurchases.

ENTEGRIS, INC.        129 Concord Road, Building 2    T + 1 978 436 6500
entegris.com        Billerica, MA 01821 USA        F + 1 978 436 6745

Mr. Loy added: "As we look ahead, we have great conviction that the semiconductor industry is in the midst of a multi-year period of growth driven by broadening demand related to artificial intelligence, automotive, industrial, and other new applications. Our value proposition, which is built on a broad array of solutions, is enabling us to expand our served markets and will allow us to continue to outpace our markets."

Quarterly Financial Results Summary
(in thousands, except per share data)

GAAP Results	Q4-2017	Q4-2016	Q3-2017
Net sales	$350,562	$308,502	$345,591
Operating income	$71,152	$44,905	$60,655
Operating margin	20.3%	14.6%	17.6%
Net (loss) income	$(28,341)	$26,098	$40,902
Diluted (loss) earnings per share (EPS)	$(0.20)	$0.18	$0.28
Non-GAAP Results
Non-GAAP adjusted operating income	$82,172	$55,843	$81,077
Adjusted operating margin	23.4%	18.1%	23.5%
Non-GAAP net income	$59,694	$34,294	$56,989
Non-GAAP EPS	$0.42	$0.24	$0.40
First-Quarter Outlook
For the first quarter ending March 31, 2018, the Company expects sales of $355 million to $365 million, net income of $49 million to $56 million, and net income per diluted share between $0.34 and $0.39. On a non-GAAP basis, EPS is expected to range from $0.39 to $0.44 per diluted share, which reflects net income on a non-GAAP basis in the range of $56 million to $63 million, which is adjusted for expected amortization expense of approximately $11 million or $0.05 per share.
Segment Results
The Company reports its results in the following segments:
Specialty Chemicals and Engineered Materials (SCEM): SCEM provides high-performance and high-purity process chemistries, gases and materials, as well as safe and efficient delivery systems to support semiconductor and other advanced manufacturing processes.
Microcontamination Control (MC): MC solutions purify critical liquid chemistries and gases used in semiconductor manufacturing processes and other high-technology industries.
Advanced Materials Handling (AMH): AMH develops solutions to monitor, protect, transport, and deliver critical liquid chemistries and substrates for a broad set of applications in the semiconductor industry and other high-technology industries.
Fourth-Quarter Results Conference Call Details
Entegris will hold a conference call to discuss its results for the fourth quarter on Tuesday, February 6, 2018, at 9:00 a.m. Eastern Time. Participants should dial 1-800-281-7973 or 1-323-794-2093, referencing confirmation code 4357050. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. For a replay of the call, please Click Here using passcode 4357050. The replay will be available starting at 12:00 p.m. ET on Tuesday, February 6 until Thursday, March 22 at 12:00 p.m. A live and on-demand webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

Entegris, Inc. - page 2 of 13

Management’s slide presentation concerning the results for the fourth quarter and fiscal year, which may be referred to during the call, will be posted on the investor relations section of www.entegris.com Tuesday morning.

ABOUT ENTEGRIS
Entegris is a leader in specialty chemicals and advanced materials solutions for the microelectronics industry and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.
Non-GAAP Information
The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA, Adjusted Gross Profit, Adjusted Segment Profit, and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision-making, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring business operating results, such as amortization, depreciation and discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing and understanding our results and performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze our business. The reconciliations of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA, GAAP Gross Profit to Adjusted Gross Profit, GAAP Segment Profit to Adjusted Operating Income, and GAAP to Non-GAAP Earnings per Share are included elsewhere in this release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements related to future period guidance; future sales, net income, net income per diluted share, non-GAAP EPS, non-GAAP net income, expenses and other financial metrics; our performance relative to our markets; market and technology trends; the development of new products and the success of their introductions; Company's capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, debt repayments and potential acquisitions; the effect of the Tax Cuts and Jobs Act on our capital allocation strategy; the impact of the acquisitions we have made and commercial partnerships we have established; our ability to execute on our strategies; and other matters. These statements involve risks and uncertainties, and actual results may differ. These risks and uncertainties include, but are not limited to, weakening of global and/or regional economic

Entegris, Inc. - page 3 of 13

conditions, generally or specifically in the semiconductor industry, which could decrease the demand for our products and solutions; our ability to meet rapid demand shifts; our ability to continue technological innovation and introduce new products to meet our customers' rapidly changing requirements; our concentrated customer base; our ability to identify, effect and integrate acquisitions, joint ventures or other transactions; our ability to protect and enforce intellectual property rights; operational, political and legal risks of our international operations; our dependence on sole source and limited source suppliers; the increasing complexity of certain manufacturing processes; raw material shortages and price increases; changes in government regulations of the countries in which we operate; fluctuation of currency exchange rates; fluctuations in the market price of Entegris’ stock; the level of, and obligations associated with, our indebtedness; and other risk factors and additional information described in our filings with the Securities and Exchange Commission, including under the heading “Risks Factors" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 17, 2017, and in our other periodic filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Entegris, Inc. - page 4 of 13

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	December 31, 2017	December 31, 2016	September 30, 2017
Net sales	$350,562	$308,502	$345,591
Cost of sales	186,883	176,702	190,184
Gross profit	163,679	131,800	155,407
Selling, general and administrative expenses	55,018	48,734	57,699
Engineering, research and development expenses	26,489	27,223	26,002
Amortization of intangible assets	11,020	10,938	11,051
Operating income	71,152	44,905	60,655
Interest expense, net	7,533	8,983	7,599
Other expense, net	21,696	1,303	2,906
Income before income tax expense	41,923	34,619	50,150
Income tax expense	70,264	8,521	9,248
Net (loss) income	$(28,341)	$26,098	$40,902

Basic net (loss) income per common share:	$(0.20)	$0.18	$0.29
Diluted net (loss) income per common share:	$(0.20)	$0.18	$0.28

Weighted average shares outstanding:
Basic	141,329	141,315	141,684
Diluted	141,329	142,631	143,594

Entegris, Inc. - page 5 of 13

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Twelve months ended
	December 31, 2017	December 31, 2016
Net sales	$1,342,532	$1,175,270
Cost of sales	733,547	666,579
Gross profit	608,985	508,691
Selling, general and administrative expenses	216,194	201,901
Engineering, research and development expenses	106,951	106,991
Amortization of intangible assets	44,023	44,263
Operating income	241,817	155,536
Interest expense, net	31,628	36,528
Other expense (income), net	25,458	(991)
Income before income tax expense	184,731	119,999
Income tax expense	99,665	22,852
Net income	$85,066	$97,147

Basic net income per common share:	$0.60	$0.69
Diluted net income per common share:	$0.59	$0.68

Weighted average shares outstanding:
Basic	141,553	141,093
Diluted	143,518	142,050

Entegris, Inc. - page 6 of 13

Entegris, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$625,408	$406,389
Accounts receivable, net	183,434	165,675
Inventories	198,089	183,529
Deferred tax charges and refundable income taxes	18,012	20,140
Other current assets	32,665	24,398
Total current assets	1,057,608	800,131

Property, plant and equipment, net	359,523	321,562

Goodwill	359,688	345,269
Intangible assets	182,430	217,548
Deferred tax assets - non-current	9,103	8,022
Other assets	7,820	7,000
Total assets	$1,976,172	$1,699,532

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt, current maturities	$100,000	$100,000
Accounts payable	68,762	61,617
Accrued liabilities	99,374	83,530
Income tax payable	22,835	16,424
Total current liabilities	290,971	261,571

Long-term debt, excluding current maturities	574,380	484,677
Other liabilities	117,803	54,066
Shareholders’ equity	993,018	899,218
Total liabilities and shareholders’ equity	$1,976,172	$1,699,532

Entegris, Inc. - page 7 of 13

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Operating activities:
Net (loss) income	$(28,341)	$26,098	$85,066	$97,147
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	15,035	14,303	58,208	55,623
Amortization	11,020	10,938	44,023	44,263
Stock-based compensation expense	3,849	3,373	15,306	13,436
Provision for deferred income taxes	1,841	(15,770)	2,095	(16,284)
Loss on extinguishment of debt	20,687	—	20,687	—
Other	4,267	3,326	28,295	22,993
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(56)	(3,046)	(15,401)	(25,298)
Inventories	(5,330)	(2,575)	(20,214)	(19,871)
Accounts payable and accrued liabilities	8,377	4,777	15,975	31,294
Income taxes payable and refundable income taxes	62,385	14,592	64,049	3,408
Other	(7,993)	1,063	(4,716)	844
Net cash provided by operating activities	85,741	57,079	293,373	207,555
Investing activities:
Acquisition of property and equipment	(25,658)	(19,992)	(93,597)	(65,260)
Acquisition of business	—	—	(20,000)	—
Other	68	94	1,142	(1,426)
Net cash used in investing activities	(25,590)	(19,898)	(112,455)	(66,686)
Financing activities:
Payments on long-term debt	(385,000)	(25,000)	(460,000)	(75,000)
Proceeds from long-term borrowings	550,000	—	550,000	—
Payments for debt extinguishment costs	(16,200)	—	(16,200)	—
Issuance of common stock	1,984	1,952	5,566	4,844
Taxes paid related to net share settlement of equity awards	(480)	(702)	(5,887)	(4,018)
Repurchase and retirement of common stock	(10,000)	(4,000)	(28,000)	(7,573)
Dividend payments	(9,896)	—	(9,896)	—
Other	(7,062)	(493)	(8,332)	—
Net cash provided by (used in) financing activities	123,346	(28,243)	27,251	(81,747)
Effect of exchange rate changes on cash	6,714	(14,326)	10,850	(2,558)
Increase (decrease) in cash and cash equivalents	190,211	(5,388)	219,019	56,564
Cash and cash equivalents at beginning of period	435,197	411,777	406,389	349,825
Cash and cash equivalents at end of period	$625,408	$406,389	$625,408	$406,389

Entegris, Inc. - page 8 of 13

Entegris, Inc. and Subsidiaries
Segment Information
(In thousands)
(Unaudited)

	Three months ended			Twelve months ended
Net sales	December 31, 2017	December 31, 2016	September 30, 2017	December 31, 2017	December 31, 2016
Specialty Chemicals and Engineered Materials	$125,339	$110,945	$124,522	$485,470	$428,328
Microcontamination Control	115,650	98,717	116,113	436,225	362,658
Advanced Materials Handling	109,573	98,840	104,956	420,837	384,284
Total net sales	$350,562	$308,502	$345,591	$1,342,532	$1,175,270

	Three months ended			Twelve months ended
Segment profit	December 31, 2017	December 31, 2016	September 30, 2017	December 31, 2017	December 31, 2016
Specialty Chemicals and Engineered Materials	$35,898	$25,919	$34,647	$132,859	$96,060
Microcontamination Control	44,666	31,719	43,984	160,715	110,042
Advanced Materials Handling	23,240	16,644	16,882	77,971	73,452
Total segment profit	103,804	74,282	95,513	371,545	279,554
Amortization of intangibles	11,020	10,938	11,051	44,023	44,263
Unallocated expenses	21,632	18,439	23,807	85,705	79,755
Total operating income	$71,152	$44,905	$60,655	$241,817	$155,536

Entegris, Inc. - page 9 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(In thousands)
(Unaudited)

	Three months ended			Twelve months ended
	December 31, 2017	December 31, 2016	September 30, 2017	December 31, 2017	December 31, 2016
Net sales	$350,562	$308,502	$345,591	$1,342,532	$1,175,270
Gross profit-GAAP	$163,679	$131,800	$155,407	$608,985	$508,691
Adjustments to gross profit:
Severance related to organizational realignment	—	—	740	740	431
Impairment of equipment	—	—	3,364	5,330	5,826
Adjusted gross profit	$163,679	$131,800	$159,511	$615,055	$514,948

Gross margin - as a % of net sales	46.7%	42.7%	45.0%	45.4%	43.3%
Adjusted gross margin - as a % of net sales	46.7%	42.7%	46.2%	45.8%	43.8%

Entegris, Inc. - page 10 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Segment Profit to Adjusted Operating Income
(In thousands)
(Unaudited)

	Three months ended			Twelve months ended
Segment profit-GAAP	December 31, 2017	December 31, 2016	September 30, 2017	December 31, 2017	December 31, 2016
Specialty Chemicals and Engineered Materials	$35,898	$25,919	$34,647	$132,859	$96,060
Microcontamination Control	44,666	31,719	43,984	160,715	110,042
Advanced Materials Handling	23,240	16,644	16,882	77,971	73,452
Total segment profit	103,804	74,282	95,513	371,545	279,554
Amortization of intangible assets	11,020	10,938	11,051	44,023	44,263
Unallocated expenses	21,632	18,439	23,807	85,705	79,755
Total operating income	$71,152	$44,905	$60,655	$241,817	$155,536

Segment profit margin-GAAP
Specialty Chemicals and Engineered Materials	28.6%	23.4%	27.8%	27.4%	22.4%
Microcontamination Control	38.6%	32.1%	37.9%	36.8%	30.3%
Advanced Materials Handling	21.2%	16.8%	16.1%	18.5%	19.1%

	Three months ended			Twelve months ended
Adjusted segment profit	December 31, 2017	December 31, 2016	September 30, 2017	December 31, 2017	December 31, 2016
Specialty Chemicals and Engineered Materials [1]	$35,898	$25,919	$34,661	$132,873	$96,759
Microcontamination Control [2]	44,666	31,719	44,180	162,354	110,779
Advanced Materials Handling [3]	23,240	16,644	22,103	85,478	80,247
Total adjusted segment profit	103,804	74,282	100,944	380,705	287,785
Amortization of intangible assets[4]	—	—	—	—	—
Unallocated expenses[5]	21,632	18,439	19,867	81,765	79,755
Total adjusted operating income	$82,172	$55,843	$81,077	$298,940	$208,030

Adjusted segment profit margin
Specialty Chemicals and Engineered Materials	28.6%	23.4%	27.8%	27.4%	22.6%
Microcontamination Control	38.6%	32.1%	38.0%	37.2%	30.5%
Advanced Materials Handling	21.2%	16.8%	21.1%	20.3%	20.9%
1 Adjusted segment profit for Specialty Chemicals and Engineered Materials for the three months ended September 30, 2017, and the twelve months ended December 31, 2017 and December 31, 2016 excludes charges for severance related to organizational realignment of $14, $14 and $699, respectively.
2 Adjusted segment profit for Microcontamination Control excludes charges for impairment of equipment and severance related to organizational realignment of $196 for the three months ended September 30, 2017. Adjusted segment profit for Microcontamination Control excludes impairment of equipment and charges for severance related to organizational realignment of $1,639 and $737 for the twelve months ended December 31, 2017 and 2016, respectively.
3 Adjusted segment profit for Advanced Material Handling excludes charges for impairment of equipment and severance related to organizational realignment of $5,221 for the three months ended September 30, 2017. Adjusted segment profit for Advanced Material Handling excludes charges for impairment of equipment and severance related to organizational realignment of $7,507 and $6,795 for the twelve months ended December 31, 2017 and 2016, respectively.
4 Adjusted amortization of intangible assets excludes amortization expense of $11,020, $10,938, and $11,051 for the three months ended December 31, 2017, December 31, 2016, and September 30, 2017, respectively, and $44,023 and $44,263 for the twelve months ended December 31, 2017 and December 31, 2016, respectively.
5 Adjusted unallocated expenses excludes charges for impairment of intangibles and severance related to organizational realignment of $3,940 for the three months ended September 30, 2017 and the twelve months ended December 31, 2017.

Entegris, Inc. - page 11 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended			Twelve months ended
	December 31, 2017	December 31, 2016	September 30, 2017	December 31, 2017	December 31, 2016
Net sales	$350,562	$308,502	$345,591	$1,342,532	$1,175,270
Net (loss) income	$(28,341)	$26,098	$40,902	$85,066	$97,147
Adjustments to net (loss) income:
Income tax expense	70,264	8,521	9,248	99,665	22,852
Interest expense, net	7,533	8,983	7,599	31,628	36,528
Other expense (income), net	21,696	1,303	2,906	25,458	(991)
GAAP - Operating income	71,152	44,905	60,655	241,817	155,536
Severance	—	—	2,141	2,700	2,405
Impairment of equipment and intangibles [1]	—	—	7,230	10,400	5,826
Amortization of intangible assets	11,020	10,938	11,051	44,023	44,263
Adjusted operating income	82,172	55,843	81,077	298,940	208,030
Depreciation	15,035	14,303	14,785	58,208	55,623
Adjusted EBITDA	$97,207	$70,146	$95,862	$357,148	$263,653

Adjusted operating margin	23.4%	18.1%	23.5%	22.3%	17.7%
Adjusted EBITDA - as a % of net sales	27.7%	22.7%	27.7%	26.6%	22.4%

1 Includes product line impairment charges of $3,364 classified as cost of sales for the three months ended September 30, 2017. Includes product line impairment charges of $5,330 and $5,826 classified as cost of sales for the twelve months ended December 31, 2017 and 2016, respectively.

Includes intangible impairment charge of $3,866 classified as selling general and administrative expense for both the three months ended September 30, 2017 and the twelve months ended December 31, 2017.

Includes product line impairment charge of $320 classified as selling general and administrative expense for the twelve months ended December 31, 2017.

Includes product line impairment charge of $884 classified as engineering, research and development expense for the twelve months ended December 31, 2017.

Entegris, Inc. - page 12 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Earnings per Share
(In thousands, except per share data)
(Unaudited)

	Three months ended			Twelve months ended
	December 31, 2017	December 31, 2016	September 30, 2017	December 31, 2017	December 31, 2016
GAAP net (loss) income	$(28,341)	$26,098	$40,902	$85,066	$97,147
Adjustments to net (loss) income:
Severance	—	—	2,141	2,700	2,405
Impairment of equipment and intangibles [1]	—	—	10,030	13,200	5,826
Loss on debt extinguishment	20,687	—	—	20,687	—
Net gain on sale of investments	—	—	—	—	(156)
Amortization of intangible assets	11,020	10,938	11,051	44,023	44,263
Tax effect of adjustments to net income and discrete items	(10,385)	(2,742)	(7,135)	(26,046)	(16,637)
Tax effect of Tax Cuts and Jobs Act	66,713	—	—	66,713	—
Non-GAAP net income	$59,694	$34,294	$56,989	$206,343	$132,848

Diluted (loss) earnings per common share	$(0.20)	$0.18	$0.28	$0.59	$0.68
Effect of adjustments to net income	$0.61	$0.06	$0.11	$0.85	$0.25
Diluted non-GAAP earnings per common share	$0.42	$0.24	$0.40	$1.44	$0.94

1 Includes product line impairment charges of $3,364 classified as cost of sales for the three months ended September 30, 2017. Includes product line impairment charges of $5,330 and $5,826 classified as cost of sales for the twelve months ended December 31, 2017 and 2016, respectively.

Includes intangible impairment charge of $3,866 classified as selling general and administrative expense for both the three months ended September 30, 2017 and the twelve months ended December 31, 2017.

Includes product line impairment charge of $320 classified as selling general and administrative expense for the twelve months ended December 31, 2017.

Includes product line impairment charge of $884 classified as engineering, research and development expense for the twelve months ended December 31, 2017.

Includes product line impairment charge of $2,800 classified as other expense for the three months ended September 30, 2017 and the twelve months ended December 31, 2017.

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